Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

FIRST AMENDMENT, dated as of July 2, 2026 (the “Amendment”), to the Employment Agreement (the “Employment Agreement”) dated as of May 20, 2025 by and between Lynn Hutkin (“Executive”) and Bel Fuse, Inc., a New Jersey corporation (the “Company”).

WHEREAS, the Company and Executive desire to memorialize certain changes to the compensation terms of the Employment Agreement approved by the Compensation Committee of the Board of Directors of the Company which are effective as of June 1, 2026;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Base Salary. Effective as of June 1, 2026, the Base Salary amount set forth in Exhibit A of the Employment Agreement (“Exhibit A”) shall be $400,000.

2.	Annual Variable Compensation. Effective as of June 1, 2026:

a.	the Annual Variable Compensation percentage set forth in Exhibit A shall be 150%; and

b.	the allocation of any variable compensation amount awarded pursuant to Section 4.2 of the Employment Agreement shall be 55% cash and 45% in the form of time-based restricted stock units.

3.	Long-Term Performance Awards. Effective as of June 1, 2026, the Long-Term Performance Award percentage set forth in Exhibit A shall be 100%.

4.

Entire Agreement.  This Amendment, together with the Employment Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

5.

Governing Law.  This Amendment shall be construed in accordance with the laws of the State of New Jersey without regard to conflicts of law principles to the same extent as set forth in Section 12 of the Employment Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first indicated above.  This Amendment may be executed in counterparts (including via facsimile and electronic image scan (pdf) or Docusign), and each such counterpart shall be an original and all shall together constitute but one and the same Amendment.

BEL FUSE, INC.
By: /s/ Farouq Tuweiq
Name: Farouq Tuweiq
Title: Chief Executive Officer

EXECUTIVE:
/s/ Lynn Hutkin
Lynn Hutkin